Exhibit 99.2

Applied Optoelectronics Announces Entry into Exchange Transactions for 2026 Notes and Pricing of a Concurrent Registered Direct Offering

SUGAR LAND, Texas, December 19, 2024— Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI,” “we,” “us” or “our”) announced today that it has entered into transactions with holders (the “Noteholders”) of its 5.25% Convertible Senior Notes due 2026 (the “2026 Notes”) to exchange approximately $76.7 million principal amount of the 2026 Notes for (i) approximately $125 million aggregate principal amount of 2.75% Convertible Senior Notes due 2030 (the “2030 Notes”), (ii) approximately 1,487,874 shares of our common stock (the “Exchange Shares”) and (iii) approximately $89.6 thousand in cash representing accrued interest on the 2026 Notes and the value of fractional shares (such transactions, collectively, the “Exchanges”).

The 2030 Notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the 2030 Notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The 2030 Notes will bear interest at a rate of 2.75% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2025. The 2030 Notes will mature on January 15, 2030, unless earlier repurchased, redeemed or converted.

The 2030 Notes will be convertible at the option of holders of the 2030 Notes under certain specified circumstances, as set forth in the indenture governing the 2030 Notes. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate.

The initial conversion rate will be approximately 23.0884 shares of our common stock per $1,000 principal amount of 2030 Notes, representing an initial conversion price of approximately $43.31 per share of our common stock, an approximately 27.50% premium to the closing price of our common stock on December 18, 2024. If a Make-Whole Fundamental Change (as defined in the indenture governing the 2030 Notes) occurs, and in connection with certain other conversions, we will in certain circumstances increase the conversion rate for a specified period of time.

Except in connection with the completion of the Specified Divestiture (as described below), we may not redeem the 2030 Notes prior to January 15, 2027. On or after January 15, 2027, and on or before the 40th scheduled trading day immediately before the maturity date, we may redeem all or part of the 2030 Notes for cash if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such redemption notice, at a cash redemption price equal to the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any. Holders may require us to repurchase their 2030 Notes upon the occurrence of a Fundamental Change (as defined in the indenture governing the 2030 Notes) at a cash purchase price equal to the principal amount thereof plus accrued and unpaid interest, if any. In addition, the 2030 Notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if the “Specified Divestiture” (as defined in the indenture governing the 2030 Notes) is completed. If the Specified Divestiture is completed, each Noteholder will have the right to require us to repurchase its 2030 Notes for cash at a repurchase price equal to 100% of the principal amount of such 2030 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The issuance of the 2030 Notes, the Exchange Shares and the shares of our common stock issuable upon conversion of the 2030 Notes have not been registered under the Securities Act, and the 2030 Notes, the Exchange Shares and such shares issuable upon conversion of the 2030 Notes may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws, or in transactions not subject to those registration requirements.

Raymond James & Associates, Inc. acted as AOI’s exclusive financial advisor in connection with the Exchanges.

Concurrently with the Exchanges, AOI announced today that it has priced an issuance of an aggregate of 1,036,458 shares of common stock, at a purchase price of $33.97 per share, in a registered direct offering (the “Registered Direct Offering”).

We intend to use the net proceeds from the Registered Direct Offering for general corporate purposes, which may include, among other things, capital expenditures and working capital. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business; however, we have no present plans, agreements or commitments with respect to any potential acquisition.

Raymond James & Associates, Inc. acted as the sole placement agent in connection with the Registered Direct Offering. The Registered Direct Offering was made pursuant to an automatic shelf registration statement on Form S-3ASR (Registration File No. 333-283905), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2024, and became effective immediately upon filing, including the prospectus contained therein, as supplemented by the prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on December 18, 2024. The prospectus supplement and accompanying prospectus relating to the Registered Direct Offering will be available on the SEC’s website at www.sec.gov.

The Exchanges and Registered Direct Offering are expected to close concurrently on or about December 23, 2024, subject to customary closing conditions.

Haynes Boone LLP is acting as legal advisor to AOI and Mayer Brown LLP is acting as legal advisor to Raymond James & Associates, Inc., in connection with the Exchanges and the Registered Direct Offering.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “target,” “seek,” “aim,” “predicts,” “think,” “objectives,” “optimistic,” “new,” “goal,” “strategy,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit” or by other similar expressions that convey uncertainty of future events or outcomes. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause our actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for our products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; our reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; the impact of any pandemics or similar events on our business and financial results; and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. More information about these and other risks that may impact our business are set forth in the “Risk Factors” section of our quarterly and annual reports on file with the SEC. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI’s products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com